UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
MOLEX INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	36-2369491
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
2222 Wellington Court, Lisle, Illinois 60532
(Address and Zip Code of Principal Executive Offices)
2008 Molex Stock Incentive Plan
(Full title of the plan)
Mark R. Pacioni
Corporate Secretary
Molex Incorporated
2222 Wellington Court
Lisle, Illinois 60532
(Name and address of agent for service)
(630) 969-4550
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of Securities to be	Amount to be	Offering Price	Aggregate	Amount of
Registered (1)(2)	Registered (1)	Per Share (2)	Offering Price(2)	Registration Fee(2)
Class A Common Stock, $0.05 par value	190,239(3)	$22.44	$4,268,963	$497

(1)	In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional shares of Class A Common Stock, par value $0.05 per share, which may be issued pursuant to the 2008 Molex Stock Incentive Plan (“2008 Plan”) to prevent dilution from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) and 457(c) under the Securities Act on the basis of the average high and low sale prices reported for the Registrant’s Class A Common Stock on the Nasdaq National Market on May 4, 2011.

(3)	As described in the Explanatory Note in this Registration Statement, the Registrant is amending its 2008 Plan effective as of April 30, 2011 to supersede and replace the 2005 Molex Employee Stock Award Plan (the “2005 Stock Award Plan”) by merging the 2005 Stock Award Plan with and into the 2008 Plan. The 190,239 shares of Class A Common Stock being registered under the 2008 Plan on this Registration Statement were previously registered by Registrant on Form S-8 Registration Statement (File No. 333-129559) and were previously available for issuance but not issued or subject to outstanding awards under the 2005 Stock Award Plan and now may be issued under the 2008 Plan.

EXPLANATORY NOTE
     By means of this Registration Statement, the Registrant hereby registers 190,239 shares of its Class A Common Stock, par value $0.05 per share, pursuant to General Instruction E on Form S-8 (Registration of Additional Securities). The contents of the previous Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 24, 2008 (File No. 333-155603) are hereby incorporated by reference and made a part hereof.
     The Registrant is amending its 2008 Plan effective as of April 30, 2011 to supersede and replace the 2005 Stock Award Plan by merging the 2005 Stock Award Plan with and into the 2008 Plan. The 190,239 shares of Class A Common Stock being registered under the 2008 Plan on this Registration Statement were previously registered by Registrant on Form S-8 Registration Statement (File No. 333-129559) originally filed with the Securities and Exchange Commission on November 8, 2005 (the “2005 Registration Statement”) and were previously available for issuance but not issued or subject to outstanding awards under the 2005 Stock Award Plan and now may be issued under the 2008 Plan. Accordingly, the Registrant hereby registers the 190,239 shares that have not been and will not be issued under the 2005 Stock Award Plan, but which will instead become available for issuance under the 2008 Plan (the “Carryover Shares”). Contemporaneously with the filing of this Registration Statement, the Registrant is filing a Post-Effective Amendment to the 2005 Registration Statement to deregister the Carryover Shares authorized for issuance pursuant to the 2008 Plan.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The documents listed in (a) through (e) below and previously filed with the Commission by the Registrant are incorporated by reference in this Registration Statement:
(a)	The Company’s annual report on Form 10-K for the fiscal year ended June 30, 2010, filed on August 3, 2010.

(b)	The Company’s quarterly reports on Form 10-Q for the quarters ended September 30, 2010, December 31, 2010 and March 31, 2011, filed on September 29, 2010, January 27, 2011 and May 3, 2011, respectively.

(c)	The Company’s current reports on Form 8-K filed on August 6, 2010, November 3, 2010, February 3, 2011, March 30, 2011 and April 29, 2011.

(d)	The description of the Company’s Common Stock under the caption “Description of Capital Stock” in the final prospectus forming a part of the Company’s Registration Statement on Form S-3 (Reg. No. 33-57613) filed on February 7, 1995, as amended by Amendment No. 1 thereto filed on February 16, 1995, and any amendment or report filed for the purpose of updating such description.

(e)	The contents of Registration statement number 333-155603 filed with the Securities and Exchange Commission, including any amendments or reports filed for the purpose of updating such statements.
     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents.
Item 8. Exhibits.
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended June 30, 2000).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s current report on Form 8-K filed on February 3, 2011).

4.3* Amended and Restated 2008 Molex Stock Incentive Plan.

5.1* Opinion of Mark R. Pacioni, Corporate Secretary.

23.1* Opinion of Mark R. Pacioni (included in Exhibit 5.1).

23.2* Consent of Ernst & Young LLP.

24* Powers of Attorney (included herein on the signature page).

*	Filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lisle, State of Illinois on May 4, 2011.

MOLEX INCORPORATED
By:	/s/ MARK R. PACIONI
Mark R. Pacioni
Corporate Secretary

POWER OF ATTORNEY
     The officers and directors of Molex Incorporated whose signatures appear below hereby constitute and appoint Martin P. Slark and Mark R. Pacioni, and each of them (with full power to each of them to act alone), their true and lawful attorneys-in-fact, with full powers of substitution and re-substitution, to sign and execute on behalf of the undersigned any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Commission, and each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact shall do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below as of May 4, 2011 by the following persons in the capacities indicated.

Co-Chairman of the Board	/s/ FREDERICK A. KREHBIEL

Frederick A. Krehbiel

Co-Chairman of the Board	/s/ JOHN H. KREHBIEL, JR.

John H. Krehbiel, Jr.

Vice Chairman of the Board and Chief Executive Officer	/s/ MARTIN P. SLARK

(Principal Executive Officer)	Martin P. Slark

Executive Vice President, Treasurer and Chief Financial Officer	/s/ DAVID D. JOHNSON

(Principal Financial Officer)	David D. Johnson

Vice President, Finance, Micro Products Division and Chief Accounting Officer	/s/ K. TRAVIS GEORGE

(Principal Accounting Officer)	K. Travis George

Director	/s/ MICHAEL J. BIRCK

Michael J. Birck

Director	/s/ MICHELLE L. COLLINS

Michelle L. Collins

Director	/s/ ANIRUDH DHEBAR

Anirudh Dhebar

Director	/s/ EDGAR D. JANNOTTA

Edgar D. Jannotta

Director	/s/ FRED L. KREHBIEL

Fred L. Krehbiel

Director	/s/ DAVID L. LANDSITTEL

David L. Landsittel

Director	/s/ JOE W. LAYMON

Joe W. Laymon

Director	/s/ DONALD G. LUBIN

Donald G. Lubin

Director	/s/ JAMES S. METCALF

James S. Metcalf

Director	/s/ ROBERT J. POTTER

Robert J. Potter

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended June 30, 2000).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s current report on Form 8-K filed on February 3, 2011).

4.3	Amended and Restated 2008 Molex Stock Incentive Plan.

5.1	Opinion of Mark R. Pacioni, Corporate Secretary.

23.1	Consent of Mark R. Pacioni (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.

24	Powers of Attorney (included herein on the signature page).